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ALASKA AIR GROUP
Q2 2024 Earnings


Alaska
N434AS

Safe Harbor

This presentation may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Non-GAAP Financial Information

The Company has made reference in this presentation to financial metrics which are not in accordance with GAAP. Pursuant to Regulation G, we have provided reconciliations of non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis within the Second Quarter 2024 Earnings Release filed concurrently with this presentation. Prior year non-GAAP financial metrics have been reconciled in previous SEC filings, and can be referenced therein.

Earnings Update

- Air Group achieved record quarterly revenue of $2.9 billion during Q2 2024, with approximately 46% generated from diverse revenue streams outside the main cabin, including 33% from premium segments.

- With an adjusted pretax margin of 15.8%, Air Group expects to lead the industry in profitability for the quarter, further supporting differentiated results versus domestic peers.

- Cost management remains strong across the company, with unit costs down 1.9% during Q2 2024. At the end of June, Air Group reached a record tentative agreement with flight attendants represented by AFA, including a ~32% increase in compensation.

- Economic fuel cost per gallon averaged $2.84 for Q2 2024, declining significantly from Q1 2024, primarily driven by lower West Coast refining margins.

- Air Group continues to maintain one of the strongest balance sheets in the industry, with debt-to-capitalization of 45% and adjusted net debt/EBITDAR of 1.0x as of Q2 2024.

Capacity

Capacity and Unit Revenue Growth Y/Y


Apr
May
Jun
Jul
Aug
Sep
Capacity
Unit Revenue

Chart not to scale

Notes

- As school calendars shift earlier in the year, June has become a stronger peak month. Moving forward, y/y unit revenues are expected to inflect positively in August
- Q3 2024 capacity is expected to increase approximately 2% to 3%, with growth nearly flat in both August in September
- FY 2024 capacity is now expected to be less than 2.5% y/y due to lower than expected aircraft deliveries from Boeing

Unit Cost

Expected Q3 2024 Unit Cost Impacts


~LSD%
~2%
~2%
~1%
~1%
~HSD %
Core CASMex
Reduced Growth
FA Deal
Other Labor
Maintenance / Real Estate
3Q CASMex Guide
Chart not to scale

Notes

- Air Group's record labor deal with flight attendants, now incorporated in guidance, is expected to add ~2 points of pressure in each of Q3 and Q4 2024. Additionally, annualization of prior labor contracts is still occurring through September
- Slightly elevated maintenance activity and higher airport real estate costs from rates resetting July 1st are expected to add incremental pressure to 2H CASMex
- Lower than normal historical growth from fewer-than-expected deliveries is expected to add ~2 points of pressure to CASMex in the second half of the year

Unit Cost

Y/Y CASMex 2023 and 2024E



11%
2%
(1%)
(2%)
(5%)
(7%)
Q1
Q2
Q3
Q4
2023
2024E

Chart not to scale

Notes

- In 2023, Air Group's unit costs inflected negative in 2H, creating a more challenging y/y comparison in 2024
- Cost management and productivity remain strong today, with productivity expected to improve sequentially throughout 2024
- Air Group's relative cost advantage remains intact, with unit costs expected to be among the best results in the industry when compared to both 2022 and 2019 despite record labor wage contracts, and still ~15% below legacy carriers

Premium

Premium Seats as a % of Total


28%
25%
22%
2019
2024
2025
2026

Chart not to scale
% indicates total % of seats once completed, not average for the year

Notes

- Fleet modifications commencing in September 2024 will add more premium seats to 64% of Air Group's fleet with no reduction in seat count. 737-900ER/MAX 9 seat count to remain at 178 and 737-800 to increase from 159 to 161 seats
- Modifications will add one additional row of 6 premium class seats on 737-900ER and MAX 9 aircraft (targeted completion in 2025), and one additional row of 4 first class seats on 737-800 aircraft (targeted completion in 2026)
- Once completed, premium seats are expected to represent 28% of total seats, up from 25% today

Fuel Cost

LA vs USGC Refining Margin Spread


$0.19
$0.30
$0.34
$0.16
$0.03
2Q23
3Q23
4Q23
1Q24
2Q24

Notes

- Q2 2024 economic fuel cost per gallon was $2.84, lower than our original expectation, driven primarily by lower West Coast refining margins
- Refining margins remained relatively stable throughout the quarter, supported by higher inventory levels. The spread versus Gulf Coast levels averaged ~$0.03 during Q2 2024.
- Crude oil averaged $81 per barrel during the quarter, slightly moderating from levels seen in early April

Data denotes cost per gallon

Balance Sheet

Debt-to-Capitalization



41%
61%
49%
48%
46%
47%
45%
2019
2020
2021
2022
2023
1Q24
2Q24
Target Debt-to-Cap Range 40% - 50%

Adjusted Net Debt/EBITDAR



0.9x
2.7x
1.0x
1.4x
1.1x
1.0x
2019
2021
2022
2023
1Q24
2Q24
Target Adj. Net Debt/EBITDAR < 1.5x